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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-199441), pertaining to the Agile Therapeutics, Inc. 2014 Incentive Compensation Plan,

  (2)
  Registration Statement (Form S-8 No. 333-205116), pertaining to Agile Therapeutics, Inc. 2014 Incentive Compensation Plan

  (3)
  Registration Statement (Form S-8 No. 333-210045), pertaining to Agile Therapeutics, Inc. 2014 Incentive Compensation Plan

  (4)
  Registration Statement (Form S-8 No. 333-217807), pertaining to Agile Therapeutics, Inc. 2014 Incentive Compensation Plan (filed on May 9, 2017)

  (5)
  Registration Statement (Form S-3 No. 333-228149) of Agile Therapeutics, Inc., and

  (6)
  Registration Statement (Form S-8 No. 333-228151), pertaining to Agile Therapeutics, Inc. Amended and Restated 2014 Incentive Compensation Plan (filed on November 2, 2018)

of our report dated March 12, 2019, with respect to the financial statements of Agile Therapeutics, Inc., included in this Annual Report (Form 10-K) of Agile Therapeutics, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Iselin, New Jersey
March 12, 2019

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM